UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2022

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135
(Address of principal executive offices)	(Zip Code)

(617) 949-2680

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 14, 2022, Cue Biopharma, Inc., a Delaware corporation (the “Company”), entered into securities purchase agreements (together, the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 7,656,966 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and, in lieu of Shares to certain investors, pre-funded warrants to purchase an aggregate of 1,531,440 shares of Common Stock (the “Pre-Funded Warrants”), and, in each case, accompanying warrants (the “Warrants”) to purchase an aggregate of up to 9,188,406 additional shares of Common Stock (or Pre-Funded Warrants to purchase Common Stock in lieu thereof) at a price of $3.265 per Share and accompanying Warrant (or $3.2649 per Pre-Funded Warrant and accompanying Warrant) (the “Offering”). The price per Pre-Funded Warrant and accompanying Warrant represents the price of $3.265 per Share and accompanying Warrant to be sold in the Offering, minus the $0.0001 per share exercise price of each such Pre-Funded Warrant. The exercise price of the Warrants is $3.93 per share, or if exercised for a Pre-Funded Warrant in lieu thereof, $3.9299 per Pre-Funded Warrant (representing the Warrant exercise price of $3.93 per share minus the $0.0001 per share exercise price of each such Pre-Funded Warrant). The Warrants are exercisable at any time after their original issuance and prior to five years after the closing date of the Offering. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire.

The Offering is expected to close on or about November 16, 2022, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Offering of approximately $30.0 million, before deducting placement agent fees and offering expenses, and aggregate net proceeds from the Offering of approximately $28.2 million, after deducting placement agent fees. Piper Sandler & Co. acted as lead placement agent and Public Ventures LLC acted as co-placement agent for the Offering.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

Warrants

The Pre-Funded Warrants and Warrants to be issued in the Offering will provide that a holder of Pre-Funded Warrants and Warrants will not have the right to exercise any portion of its Pre-Funded Warrants or Warrants (other than, in the case of the Warrants, with respect to the exercise of any portion of the Warrants for Pre-Funded Warrants) if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the issued and outstanding Common Stock of the Company or any other class of equity security that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, but not to any percentage in excess of 19.99% and provided that any increase will not be effective until the 61st day after such notice is delivered to the Company.

Registration Rights Agreement

Also on November 14, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares, as well as the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants or the Warrants (the “Warrant Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Investors of their Shares and Warrant Shares (together, the “Registrable Securities”) within 20 days following the closing of the Offering. The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as reasonably practicable and to keep such registration statement effective until the date the Shares and Warrant Shares covered by such registration statement have been sold or cease to be Registrable Securities. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed within 20 days following the closing date, (ii) the registration statement has not been declared effective prior to the earlier of (a) five business days after the date on which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 60th day following the closing date, if the SEC staff determines not to review the registration statement, or (c) the 90th day following the closing date, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the form of Pre-Funded Warrant, the form of Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 10.2 hereto, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agent expressly named as a third-party beneficiary thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares, the Pre-Funded Warrants and the Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act. The Shares, the Pre-Funded Warrants and the Warrants have not been registered under the Securities Act or any state securities laws, and the Shares, the Pre-Funded Warrants and the Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Shares, the Pre-Funded Warrants and the Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares, the Pre-Funded Warrants and the Warrants in violation of the United States federal securities laws.

Item 8.01	Other Events.

On November 14, 2022, the Company issued a press release announcing the Offering. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by those sections. Such forward-looking statements include, but are not limited to, those regarding: the Company’s statements about the expected closing of the Offering; whether the conditions for the closing of the Offering will be satisfied; and the Company’s business strategies, plans and prospects. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this Current Report on Form 8-K regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the Company’s limited operating history, limited cash and a history of losses; the Company’s ability to achieve profitability; potential setbacks in the Company’s research and development efforts including negative or inconclusive results from its preclinical studies, its ability to secure required U.S. Food and Drug Administration (“FDA”) or other governmental approvals for its product candidates and the breadth of any approved indication; adverse effects caused by public health pandemics, including COVID-19, including possible effects on the Company’s trials; negative or inconclusive results from the Company’s clinical trials or preclinical studies or serious and unexpected drug-related side effects or other safety issues experienced by participants in clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; the Company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; the Company’s ability to obtain adequate financing to fund its business operations in the future; operations and clinical the Company’s ability to maintain and enforce necessary patent and other intellectual property protection; competitive factors; general economic and market conditions and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock to be issued pursuant to the Securities Purchase Agreement

4.2	Form of Warrant to Purchase Common Stock or Pre-Funded Warrant to be issued pursuant to the Securities Purchase Agreement

10.1	Form of Securities Purchase Agreement, dated November 14, 2022, by and among the Company and the other parties thereto

10.2	Registration Rights Agreement, dated November 14, 2022, by and among the Company and the other parties thereto

99.1	Press Release, dated November 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: November 15, 2022	By:	/s/ Daniel R. Passeri
	Name:	Daniel R. Passeri
	Title:	Chief Executive Officer